UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Leap Wireless International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following questions and answers were made available to Leap employees on August 21, 2013.

What happens to my fully vested shares of Leap stock?

At the closing of the transaction, each fully vested share of Leap stock held by an employee (whether acquired in the open market, purchased through the Leap ESPP, received in connection with a prior option exercise, vesting of restricted stock, settlement of stock units etc.) will be cancelled and the holder will be entitled to receive (i) $15 in cash and (ii) one non-transferable contingent value right (“CVR”) for each share.

Each CVR will entitle the holder to a pro rata share of the net proceeds resulting from the future sale of Leap’s 700MHz License as described in Leap’s preliminary proxy statement filed with the Securities and Exchange Commission on July 30, 2013.

What happens to shares I purchased in the Leap ESPP?

Any shares that an employee acquired in Leap’s Employee Stock Purchase Plan (“ESPP”) are fully-vested. As described in the prior question, at the closing of the transaction, each share of Leap stock held by an employee will be cancelled and the holder will be entitled to receive $15 in cash plus one CVR per share.

What happens to my unexercised stock options?

Employees will continue to vest in their stock option awards on their current vesting schedule until the closing of the proposed transaction.

At the closing of the transaction, each unexercised option (whether vested or unvested) with an exercise price of $15 per share or less will be cancelled and the holder will be entitled to receive a cash payment equal to the excess of $15 over the applicable per share exercise price (less applicable withholdings) plus one CVR per share.

Holders of unexercised options (whether vested or unvested) with an exercise price greater than $15 per share will have the opportunity to exercise such options during a period of time prior to the closing of the transaction, and subject to the closing of the transaction. Holders who choose to exercise such options will pay the difference between the per-share exercise price and $15, which will entitle them to receive one CVR per share underlying such exercised options. Any such options not exercised prior to closing will be cancelled for no consideration

What happens to my unvested restricted stock awards?

Employees will continue to vest in their restricted stock awards on their current vesting schedule until the closing of the transaction.

At the closing of the transaction, each share of restricted stock will be cancelled and the holder will be entitled to receive $15 per share in cash (less applicable withholdings) plus one CVR per share.

What happens to my unvested restricted stock units, deferred stock units or deferred cash units?

Employees will continue to vest in their restricted stock units, deferred stock units and deferred cash units with values that are determined based on the price of a share of Leap stock on their current vesting schedule until the closing of the proposed transaction.

At the closing of the transaction, each restricted stock unit, deferred stock unit and deferred cash unit with a value that is determined based on the price of a share of Leap stock will be cancelled and the holder thereof will be entitled to receive $15 per unit (less applicable withholdings) plus one CVR per unit. With respect to each such outstanding unit that is subject to performance conditions at the closing of the proposed transaction, any share price gating condition (if applicable) will be deemed met and any performance goals will be deemed met at the target level of performance.

Can I trade my shares of fully vested Leap stock now?

Yes. If you trade your shares of Leap stock now, you will receive whatever the current trading price of Leap stock is at that time and will not receive any CVRs.

Employees are reminded that Leap maintains an Insider Trading Policy, which prohibits employees from buying or selling shares of Leap stock on the open market if they possess material information about Leap that has not been publicly disclosed. Because information regarding our total-company results (such as gross and net additions, revenue, OIBDA, churn, etc.) is considered particularly material to investors in Leap stock, we have established quarterly trading windows during which we recommend that those employees with access to those total-company results trade in Leap stock. Those windows begin two trading days after we release our quarterly results and close again at the end of trading on the fourteenth day of the third month of each quarter (i.e., March 14th, June 14th, September 14th and December 14th).

If you have any questions regarding Leap’s Insider Trading Policy or whether Leap’s quarterly trading windows apply to you, you should contact the legal department.

What happens to the long-term performance-based cash awards granted to directors and above in May 2013?

Directors and above who received performance-based cash awards with values that are not determined based on the price of a share of Leap stock will continue to vest in those awards on their current vesting schedule, with the amount of the awards determined based upon Leap’s performance against certain operational and financial objectives for 2013 and 2014.

At the closing of transaction, those performance-based awards will remain outstanding, but any share price gating condition (to the extent applicable) shall be deemed met and any performance goals will be deemed met at the target level of performance. The awards will pay out (less applicable withholdings) on the normal schedules provided an employee remains employed in good standing on those dates; however, such awards would immediately vest and be paid (less applicable withholdings) to an employee who was terminated without “cause”, or who resigned for “good reason”, within 90 days prior to or 12 months following the closing of the proposed transaction.

Important Additional Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Leap by AT&T. In connection with the proposed acquisition, Leap has filed a preliminary proxy statement and expects to file a definitive proxy statement on Schedule 14A with the SEC, and Leap and AT&T intend to file additional relevant materials with the SEC. STOCKHOLDERS OF LEAP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING LEAP’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a copy of the preliminary proxy statement and other relevant documents free of charge at the SEC’s web site, http://www.sec.gov, and copies of the documents filed by Leap with the SEC will be available free of charge by directing a written request to Leap Wireless International, Inc., Attn: Corporate Secretary, 5887 Copley Drive, San Diego, California 92111.

Participants in Solicitation

Leap and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Leap common stock in respect of the proposed transaction. Information regarding the interests of Leap’s directors and executive officers in the proxy solicitation are included in Leap’s preliminary proxy statement and will be included in Leap’s definitive proxy statement.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Leap may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary regulatory approvals on conditions permissible under the merger agreement, (4) risks related to disruption of management’s attention from Leap’s ongoing business operations due to the transaction and (5) the effect of the announcement of the merger on the ability of Leap to retain customers and retain and hire key personnel and maintain relationships with its suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent Leap’s views as of the date on which such statements were made. Leap anticipates that subsequent events and developments may cause its views to change. However, although Leap may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Leap’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of Leap are described in the risk factors included in Leap’s filings with the SEC, including Leap’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.